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Exhibit 5

                                March 17, 2000



Eagle Point Software Corporation
4131 Westmark Drive
Dubuque, Iowa 52002-2627

          Re:  1,000,000 shares of Common Stock, $.01 par value
               ------------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Eagle Point Software Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,000,000 shares of Common Stock, $.01 par value, of the Company (the "Registered Common Stock"), to be issued under the Eagle Point Software Corporation 1999 Stock Option Plan (the "Plan").

     We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each share of the Registered Common Stock which is newly issued pursuant to the Plan will constitute a share of Common Stock of the Company which has been duly authorized and validly issued and is fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such share as contemplated by the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.

     This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Sidley & Austin